Exhibit 99.1
NEWS RELEASE
May 7, 2025

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL SECOND QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE: HP) today reported financial results for its fiscal second quarter ended on March 31, 2025.

Operating and Financial Highlights

•Completed the acquisition of KCA Deutag, representing a major milestone in the Company’s long-term international growth strategy

•H&P now expects to realize in excess of $25 million in expense synergies associated with the KCA Deutag acquisition; additionally we have identified further permanent cost savings that when aggregated with the synergies, we would expect the overall cost structure to be reduced by $50 to $75 million

•Reported net income of $1.7 million, or $0.01 per diluted share, from operating revenues of $1.0 billion for the quarter ended March 31, 2025

•Continued strong performance in the North America Solutions segment with operating income of $152 million, realizing associated direct margin(1) per day of $19,800 with total direct margin of $266 million during the quarter

•Net cash provided by operating activities of $56.0 million during the fiscal second quarter

•The Company reported fiscal second quarter Adjusted EBITDA(2) of $242 million

•The Company repaid $25 million on its existing $400 million term loan funded at the close of the acquisition during the second fiscal quarter of 2025, and expects to repay approximately $175 million in calendar 2025

•Returned approximately $25 million to shareholders as part of the Company’s ongoing dividend program

Management Commentary

“This quarter marks a significant achievement for us as we completed our acquisition of KCA Deutag in January, positioning us as a leading global drilling company,” said John Lindsay, H&P President and CEO. “We're confident this international expansion will benefit us over the long-term, despite the near-term challenges the industry is facing, as we build on our position to deliver leading edge solutions for our customers around the world.”

"Our North American Solutions segment remains resilient, as our customer focus allowed us to maintain a steady rig count and realize margins that were better than our expectations going into the quarter. Looking ahead, we expect a modestly lower rig count as market volatility overrides any potential incremental demand. I would note that performance contracts and technology solutions remain a critical component of
Helmerich & Payne | 222 N. Detroit Ave. | Suite 1100
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com

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May 7, 2025

our overall contracting strategy, and we continue to see benefits for both our customers and H&P by providing a win-win value proposition.

"Our International Solutions and Offshore Solutions operating segments reflect the inclusion of the legacy KCA Deutag operations, and we look forward to fully integrating this business into our operations. We believe our track record of discipline and customer focus in North America will position us for success over the long-term, despite near-term headwinds surrounding our international growth plans, specifically the rig suspensions and the start-up of operations associated with our legacy growth plans in Saudi Arabia. While our outlook for direct margins for the International Solutions segment in the third fiscal quarter is not where we want it to be, we do expect improvement in the results on a sequential basis, and our Offshore Solutions segment continues to produce strong and steady cash flows. We continue to have a long-term view, and look at the cyclicality of the industry and the growing pains often associated with achieving greater scale as temporary, and ones we will work through," Lindsay concluded.

Senior Vice President and CFO Kevin Vann also commented, "Our integration of KCA Deutag into H&P has allowed us to take a fresh look at potential synergies in addition to our overall cost structure necessary to support the business going forward. I’m pleased that our expectations are now to realize well in excess of the $25 million in expense synergies we initially expected and that further permanent cost savings have been identified, such that in aggregate we expect our overall cost structure to be reduced by $50 to $75 million. We expect to recognize the full impact of these savings during our fiscal year 2026, but we are already starting to realize the cost savings in our current results.”

“During the quarter, the amount of cash flow generated from our North America Solutions segment is tracking with our previous expectations; however, our capital program was somewhat front loaded, and we did experience some working capital changes that adversely impacted the overall cash flow during the quarter. Despite that, our near-term debt reduction goals remain firmly intact, as does our commitment to our annual dividend. To that end, we repaid $25 million on the $400 million two-year term loan during the second fiscal quarter and we expect to redeem approximately $175 million of this term loan by end of calendar 2025.”

John Lindsay concluded, "The second fiscal quarter of 2025 is historic for the Company with the inclusion of KCA Deutag’s operations in our results, representing a milestone in our international expansion. As a Company and management team, we have experienced many cycles over our history. We are confident we’ll navigate the current uncertainty with a continued focus on providing safety, performance and value to our customers, keeping a sharp eye on our cost structure, and continuing our goal to increase long-term shareholder value."

Operating Segment Results for the Second Quarter of Fiscal Year 2025

As the acquisition of KCA Deutag was completed on January 16, 2025, the second quarter of fiscal year 2025 includes a full quarter of H&P operations and 75-days of KCA Deutag operations.

During the second quarter of fiscal year 2025, the naming convention for one of our reportable segments changed from Offshore Gulf of Mexico to Offshore Solutions. Beginning on January 16, 2025, the Offshore Solutions segment includes results from the acquired KCA Deutag offshore management contract operations. Similarly, our International Solutions segment now includes results from the acquired KCA Deutag land operations. Operating results related to our real estate operations and our wholly-owned captive insurance companies continue to be included in “Other” and now also include KCA Deutag's Kenera business unit.

North America Solutions: This segment had operating income of $151.9 million compared to operating income of $152.2 million during the previous quarter, representing a slight decrease of $0.3 million. Direct margin(1) remained steady at $265.7 million sequentially despite a fewer number of revenue days during the quarter.

International Solutions: This segment had an operating loss of $35.0 million compared to an operating loss of $14.9 million during the previous quarter. Despite the inclusion of KCA Deutag operations, the increase in the operating loss is primarily due to the impact of start-up costs associated with our Saudi Arabia unconventional drilling operations and rig suspensions associated with our Saudi Arabia conventional drilling operations. Direct margin(1) during the second fiscal quarter was $26.9 million compared to a loss of $6.9 million during the previous quarter.

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May 7, 2025

Offshore Solutions: This segment had operating income of $17.4 million compared to operating income of $3.5 million during the previous quarter. The increase in operating income is primarily due to the inclusion of KCA Deutag operations. Direct margin(1) for the quarter was $26.2 million compared to $6.5 million in the previous quarter.

Select Items(3) Included in Net Income per Diluted Share

Second quarter of fiscal year 2025 net income of $0.01 per diluted share included a net impact $(0.01) per share in after-tax gains and losses comprised of the following:

•$0.16 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$(0.01) of after-tax losses related to the non-cash impairment for fair market value adjustments to equipment held for sale
•$(0.05) of non-cash after-tax losses related to the change in actuarial assumptions on estimated liabilities
•$(0.11) of after-tax losses related to transaction and integration costs

First quarter of fiscal year 2025 net income of $0.54 per diluted share included a net impact $(0.17) per share in after-tax gains and losses comprised of the following:

•$0.02 of after-tax gains related to an insurance claim
•$(0.01) of after-tax losses related to fees associated with acquisition financing
•$(0.08) of after-tax losses related to transaction and integration costs
•$(0.10) of non-cash after-tax losses related to fair market value adjustments to equity investments

Operational Outlook for the Third Quarter of Fiscal Year 2025

The below guidance represents our expectations as of the date of this release.

North America Solutions:
•Direct margin(1) to be between $235-$260 million
•Average rig count to be approximately 143-149 contracted rigs

International Solutions:
•Direct margin(1) to be between $25-$35 million, exclusive of any foreign exchange gains or losses
•Average rig count to be approximately 85-91 contracted rigs, of which 68-74 are expected to be generating revenue

Offshore Solutions:
•Direct margin(1) to be between $22-$29 million
•Average management contracts and contracted platform rigs to be approximately 30-35

Other:
•Direct margin(1) contribution from the Company's other operations to be between $2-$5 million

Other Estimates for Fiscal Year 2025
•Gross capital expenditures are still expected to be approximately $360-$395 million;
▪Ongoing asset sales that include reimbursements for lost and damaged tubulars and sales of other used drilling equipment offset a portion of the gross capital expenditures, and are still expected to total approximately $45 million in fiscal year 2025
•Depreciation for fiscal year 2025 is now expected to be approximately $595 million
•Research and development expenses for fiscal year 2025 are still expected to be roughly $32 million
•General and administrative expenses for fiscal year 2025 are still expected to be approximately $280 million
•Cash taxes to be paid in fiscal year 2025 are still expected to be approximately $190-$240 million

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May 7, 2025

•Interest expense for the remainder of fiscal year 2025 (Q3-Q4) is expected to be approximately $50 million

Conference Call

A conference call will be held on Thursday, May 8, 2024 at 11:00 a.m. (ET) with John Lindsay, President and CEO, Kevin Vann, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations, to discuss the Company’s second quarter fiscal year 2025 results. Dial-in information for the conference call is (800) 445-7795 for domestic callers or (785) 424-1699 for international callers. The call access code is ‘Helmerich’. You may also listen to the conference call that will be broadcast live over the Internet and can access the Company's earnings presentation by logging on to the Company’s website at http://www.hpinc.com and accessing the corresponding link through the investor relations section by clicking on “Investors” and then clicking on “News and Events - Events & Presentations” to find the event and the link to the webcast and presentation.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. At March 31, 2025, H&P's fleet included 224 land rigs in the United States, 153 international land rigs and seven offshore platform rigs. For more information, see H&P online at www.hpinc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the anticipated benefits (including synergies and cash flow) of the acquisition and integration of KCA Deutag, the anticipated impact of the acquisition of KCA Deutag on the Company's business and future financial and operating results, the anticipated timing of expected synergies, cost savings and returns from the acquisition of KCA Deutag, the anticipated impact of suspended rigs related to the Acquisition, the timing and terms of recommencement of suspended rigs related to the Acquisition, the Company’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, amounts of any future dividends, investments, active rig count projections, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, debt reduction plans, capex spending and budgets, outlook for domestic and international markets, future commodity prices, future customer activity and relationships and the expected impact of the integration of KCA Deutag are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.hpinc.com. Information on our website is not part of this release.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks

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May 7, 2025

that appear in this release or otherwise used by H&P include FlexRig, which may be registered or trademarked in the United States and other jurisdictions.

(1) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See Non-GAAP Measurements for a reconciliation of segment operating income(loss) to direct margin. Expected direct margin for the third quarter of fiscal 2025 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future items and adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

(2) Adjusted EBITDA is considered to be a non-GAAP metric. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted EBITDA is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income to Adjusted EBITDA.

(3) Select items are considered non-GAAP metrics and are included as a supplemental disclosure as the Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside the Company's core business operations. See Non-GAAP Measurements.

Contact: Dave Wilson, Vice President of Investor Relations
investor.relations@hpinc.com
(918) 588‑5190

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May 7, 2025

Interim Financial Information

Foreign currency exchange loss was presented as a separate line item on our Unaudited Condensed Consolidated Statements of Operations during the three and six months ended March 31, 2025. To conform with the current fiscal year presentation, we reclassified amounts previously presented in drilling services operating expenses, excluding depreciation and amortization, research and development, and selling, general and administrative to foreign currency exchange loss on our Unaudited Condensed Consolidated Statements of Operations for the three and six months ended March 31, 2024 and the three months ended December 31, 2024.

Prior to March 31, 2025, Retirement benefit obligations were presented in Other within Noncurrent liabilities on our Unaudited Condensed Consolidated Balance Sheets. To conform with the current fiscal quarter presentation, we reclassified amounts previously presented in Other within Noncurrent liabilities to the Retirement benefit obligations line, within Noncurrent liabilities, on our Unaudited Condensed Consolidated Balance Sheets as of September 30, 2024.

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended			Six Months Ended
(in thousands, except per share amounts)	March 31,	December 31,	March 31,	March 31,	March 31,
	2025	2024	2024	2025	2024
OPERATING REVENUES
Drilling services	$1,012,394	$674,613	$685,131	$1,687,007	$1,359,696
Other	3,645	2,689	2,812	6,334	5,394
	1,016,039	677,302	687,943	1,693,341	1,365,090
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	701,657	410,916	401,300	1,112,573	802,784
Other operating expenses	3,485	1,156	1,026	4,641	2,163
Depreciation and amortization	157,657	99,080	104,545	256,737	198,536
Research and development	9,421	9,360	12,908	18,781	21,550
Selling, general and administrative	80,802	63,099	61,177	143,901	117,769
Acquisition transaction costs	29,867	10,535	850	40,402	850
Asset impairment charges	1,844	—	—	1,844	—
Gain on reimbursement of drilling equipment	(9,973)	(9,403)	(7,461)	(19,376)	(14,955)
Other (gain) loss on sale of assets	(884)	1,673	2,431	789	(12)
	973,876	586,416	576,776	1,560,292	1,128,685
OPERATING INCOME	42,163	90,886	111,167	133,049	236,405
Other income (expense)
Interest and dividend income	7,257	21,741	6,567	28,998	17,301
Interest expense	(28,338)	(22,298)	(4,261)	(50,636)	(8,633)
Gain (loss) on investment securities	27,788	(13,367)	3,747	14,421	(287)
Foreign currency exchange loss	(6,018)	(903)	(595)	(6,921)	(2,365)
Other	1,596	360	400	1,956	(143)
	2,285	(14,467)	5,858	(12,182)	5,873
Income before income taxes	44,448	76,419	117,025	120,867	242,278
Income tax expense	41,462	21,647	32,194	63,109	62,274
NET INCOME	$2,986	$54,772	$84,831	$57,758	$180,004
Net income attributable to non-controlling interest	1,332	—	—	1,332	—
NET INCOME ATTRIBUTABLE TO HELMERICH & PAYNE, INC.	$1,654	$54,772	$84,831	$56,426	$180,004

Earnings per share attributable to Helmerich & Payne, Inc:
Basic	$0.01	$0.55	$0.85	$0.56	$1.79
Diluted	$0.01	$0.54	$0.84	$0.56	$1.79

Weighted average shares outstanding:
Basic	99,360	98,867	98,774	99,111	98,960
Diluted	99,381	99,159	99,046	99,128	99,216

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May 7, 2025

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
(in thousands except share data and share amounts)	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	174,763	$217,341
Restricted cash	68,672	68,902
Short-term investments	20,819	292,919
Accounts receivable, net of allowance of $16,860 and $2,977, respectively	786,343	418,604
Inventories of materials and supplies, net	321,620	117,884
Prepaid expenses and other, net	120,971	76,419
Total current assets	1,493,188	1,192,069

Investments, net	132,048	100,567
Property, plant and equipment, net	4,485,344	3,016,277
Other Noncurrent Assets:
Goodwill	343,817	45,653
Intangible assets, net	511,295	54,147
Operating lease right-of-use asset	113,667	67,076
Restricted cash	1,619	1,242,417
Other assets, net	161,285	63,692
Total other noncurrent assets	1,131,683	1,472,985

Total assets	$7,242,263	$5,781,898

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$272,802	$135,084
Dividends payable	25,210	25,024
Accrued liabilities	582,798	286,841
Current portion of long-term debt, net	6,755	—
Total current liabilities	887,565	446,949

Noncurrent Liabilities:
Long-term debt, net	2,233,619	1,782,182
Deferred income taxes	646,213	495,481
Retirement benefit obligation	108,117	6,524
Other	314,486	133,610
Total noncurrent liabilities	3,302,435	2,417,797

Shareholders' Equity:
Common stock, 0.10 par value, 160,000,000 shares authorized, 112,222,865 shares issued as of March 31, 2025 and September 30, 2024, and 99,415,281 and 98,755,412 shares outstanding as of March 31, 2025 and September 30, 2024, respectively	11,222	11,222
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	497,981	518,083
Retained earnings	2,889,608	2,883,590
Accumulated other comprehensive income (loss)	1,064	(6,350)
Treasury stock, at cost, 12,807,584 shares and 13,467,453 shares as of March 31, 2025 and September 30, 2024, respectively	(464,901)	(489,393)
Non-controlling interest	117,289	—
Total shareholders’ equity	3,052,263	2,917,152

Total liabilities and shareholders' equity	$7,242,263	$5,781,898

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May 7, 2025

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months Ended March 31,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,758	$180,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	256,737	198,536
Asset impairment charge	1,844	—
Amortization of debt discount and debt issuance costs	3,462	297
Stock-based compensation	14,949	16,101
Gain on investment securities	(14,421)	287
Gain on reimbursement of drilling equipment	(19,376)	(14,955)
Other (gain) loss on sale of assets	789	(12)
Deferred income tax expense (benefit)	(34,313)	(15,933)
Other	1,951	1,423
Changes in assets and liabilities	(54,976)	(47,231)
Net cash provided by operating activities	214,404	318,517

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(265,234)	(254,711)
Purchase of short-term investments	(102,510)	(74,749)
Purchase of long-term investments	(1,461)	(8,013)
Payment for acquisition of business, net of cash acquired	(1,838,852)	—
Proceeds from sale of short-term investments	364,078	87,122
Insurance proceeds from involuntary conversion	2,366	4,980
Proceeds from asset sales	26,090	20,898
Net cash used in investing activities	(1,815,523)	(224,473)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(50,328)	(84,371)
Proceeds from debt issuance	400,000	—
Debt issuance costs	(2,629)	—
Payments for employee taxes on net settlement of equity awards	(10,607)	(12,176)
Payments for early extinguishment of long-term debt	(25,000)	—
Share repurchases	—	(51,302)
Other	(329)	(250)
Net cash provided by (used in) financing activities	311,107	(148,099)
Effect of exchange rate changes on cash	6,406	—
Net decrease in cash and cash equivalents and restricted cash	(1,283,606)	(54,055)
Cash and cash equivalents and restricted cash, beginning of period	1,528,660	316,238
Cash and cash equivalents and restricted cash, end of period	$245,054	$262,183

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May 7, 2025

HELMERICH & PAYNE, INC.
SEGMENT REPORTING
	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands, except operating statistics)	2025	2024	2024	2025	2024
NORTH AMERICA SOLUTIONS
Operating revenues	$599,694	$598,145	$613,339	$1,197,839	$1,207,621
Direct operating expenses	334,073	332,347	341,888	666,420	680,138
Depreciation and amortization	87,151	88,336	97,573	175,487	184,592
Research and development	9,502	9,441	12,972	18,943	21,695
Selling, general and administrative expense	15,484	15,810	13,682	31,294	29,573
Acquisition transaction costs	34	—	—	34	—
Asset impairment charges	1,507	—	—	1,507	—
Segment operating income	$151,943	$152,211	$147,224	$304,154	$291,623
Financial Data and Other Operating Statistics1:
Direct margin (Non-GAAP)[2]	$265,621	$265,798	$271,451	$531,419	$527,483
Revenue days[3]	13,416	13,708	14,123	27,123	27,834
Average active rigs[4]	149	149	155	149	152
Number of active rigs at the end of period[5]	150	148	152	150	152
Number of available rigs at the end of period	224	225	233	224	233
Reimbursements of "out-of-pocket" expenses	$77,607	$68,426	$73,584	$146,034	$143,312

INTERNATIONAL SOLUTIONS
Operating revenues	247,909	$47,480	$45,878	$295,389	$100,630
Direct operating expenses	220,983	54,428	37,013	275,411	79,671
Depreciation and amortization	57,153	4,828	2,418	61,981	4,752
Selling, general and administrative expense	4,546	2,708	2,377	7,254	4,853
Acquisition transaction costs	210	—	—	210	—
Segment operating income (loss)	$(34,983)	$(14,484)	$4,070	$(49,467)	$11,354
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$26,926	$(6,948)	$8,865	$19,978	$20,959
Revenue days[3]	6,198	1,689	1,038	7,887	2,211
Average active rigs[4]	69	18	11	43	12
Number of active rigs at the end of period[5]	76	20	11	76	11
Number of available rigs at the end of period	153	30	22	153	22
Reimbursements of "out-of-pocket" expenses	$8,470	$2,119	$1,964	$10,589	$5,348

OFFSHORE SOLUTIONS
Operating revenues	$149,080	$29,210	$25,913	$178,290	$51,444
Direct operating expenses	122,904	22,661	23,010	145,565	42,589
Depreciation and amortization	7,777	1,980	1,941	9,757	4,009
Selling, general and administrative expense	964	1,064	884	2,028	1,716
Acquisition transaction costs	60	—	—	60	—
Segment operating income	$17,375	$3,505	$78	$20,880	$3,130
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$26,176	$6,549	$2,903	$32,725	$8,855
Revenue days[3]	270	276	273	546	562
Average active rigs[4]	3	3	3	3	3
Number of active rigs at the end of period[5]	3	3	3	3	3
Number of available rigs at the end of period	7	7	7	7	7
Reimbursements of "out-of-pocket" expenses	$26,936	$7,225	$8,857	$34,161	$16,684

(1)These operating metrics and financial data, including average active rigs, are provided to allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.
(2)Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements below for a reconciliation of segment operating income (loss) to direct margin.
(3)Defined as the number of contractual days we recognized revenue for during the period.
(4)Active rigs generate revenue for the Company; accordingly, 'average active rigs' represents the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 90 for the three months ended March 31, 2025, 91 days for three months ended March 31, 2024, 92 days for the three months ended December 31, 2024 and 182 days for the six months ended March 31, 2025 and 183 days for the six months ended March 31, 2024.)
(5)Defined as the number of rigs generating revenue at the applicable end date of the time period.

News Release
May 7, 2025

Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes acquisition transaction costs, gain on reimbursement of drilling equipment, other gain (loss) on sale of assets, corporate selling, general and administrative expenses and corporate depreciation. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income (loss) has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.
The following table reconciles operating income per the information above to income (loss) from continuing operations before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands)	2025	2024	2024	2025	2024
Operating income (loss)
North America Solutions	$151,943	$152,211	$147,224	$304,154	$291,623
International Solutions	(34,983)	(14,484)	4,070	(49,467)	11,354
Offshore Solutions	17,375	3,505	78	20,880	3,130
Other	(1,375)	774	2,785	(601)	2,718
Eliminations	(8,463)	102	(772)	(8,361)	(438)
Segment operating income	$124,497	$142,108	$153,385	$266,605	$308,387
Gain on reimbursement of drilling equipment	9,973	9,403	7,461	19,376	14,955
Other gain (loss) on sale of assets	884	(1,673)	(2,431)	(789)	12
Corporate selling, general and administrative costs, corporate depreciation and corporate acquisition transaction costs	(93,191)	(58,952)	(47,248)	(152,143)	(86,949)
Operating income	$42,163	$90,886	$111,167	$133,049	$236,405
Other income (expense):
Interest and dividend income	7,257	21,741	6,567	28,998	17,301
Interest expense	(28,338)	(22,298)	(4,261)	(50,636)	(8,633)
Gain (loss) on investment securities	27,788	(13,367)	3,747	14,421	(287)
Foreign currency exchange loss	(6,018)	(903)	(595)	(6,921)	(2,365)
Other	1,596	360	400	1,956	(143)
Total unallocated amounts	2,285	(14,467)	5,858	(12,182)	5,873
Income before income taxes	$44,448	$76,419	$117,025	$120,867	$242,278

News Release
May 7, 2025

SUPPLEMENTARY STATISTICAL INFORMATION
Unaudited

H&P GLOBAL LAND RIG COUNTS, MARKETABLE FLEET
& MANAGEMENT CONTRACT STATISTICS

	May 7,	March 31,	December 31,	Q2F25
	2025	2025	2024	Average(2)
North American Solutions
Term Contract Rigs	78	83	87	84
Spot Contract Rigs	71	67	61	65
Total Contracted Rigs	149	150	148	149
Idle or Other Rigs	75	74	77	76
Total Marketable Fleet	224	224	225	225

International Solutions
Total Contracted Rigs(1)	88	88	20	69
Idle or Other Rigs	65	65	10	64
Total Marketable Fleet	153	153	30	133

Offshore Solutions
Total Platform Rigs	3	3	3	3
Idle or Other Rigs	4	4	4	4
Total Fleet	7	7	7	7

Total Management Contracts	34	34	3	29

(1)Includes 18 rigs, 13 rigs, and 5 rigs as May 7, 2025, March 31, 2025, and December 31, 2024, respectively that are contracted but not earning revenue.
(2)Average active rigs represent the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 90 days).

News Release
May 7, 2025

NON-GAAP MEASUREMENTS

NON-GAAP RECONCILIATION OF SELECT ITEMS AND ADJUSTED NET INCOME(**)

	Three Months Ended March 31, 2025
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net income (GAAP basis)			$1,654	$0.01
(-) Fair market adjustment to equity investments	$27,788	$11,582	$16,206	$0.16
(-) Impairment for fair market value adjustments to equipment held for sale	$(1,844)	$(1,010)	$(834)	$(0.01)
(-) Changes in actuarial assumptions on estimated liabilities	$(10,857)	$(5,944)	$(4,913)	$(0.05)
(-) Losses related to transaction and integration costs	$(29,867)	$(19,202)	$(10,665)	$(0.11)
Adjusted net income			$1,860	$0.02

	Three Months Ended December 31, 2024
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net income (GAAP basis)			$54,772	$0.54
(-) Gains related to an insurance claim	$2,366	$656	$1,710	$0.02
(-) Losses related to fees associated with acquisition financing	$(1,468)	$(407)	$(1,061)	$(0.01)
(-) Losses related to transaction and integration costs	$(10,535)	$(2,918)	$(7,617)	$(0.08)
(-) Fair market adjustment to equity investments	$(13,427)	$(3,719)	$(9,708)	$(0.10)
Adjusted net income			$71,448	$0.71

(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

News Release
May 7, 2025

NON-GAAP RECONCILIATION OF DIRECT MARGIN
Direct margin is considered a non-GAAP metric. We define "direct margin" as operating revenues (less reimbursements) less direct operating expenses (less reimbursements). Direct margin is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Direct margin is not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.
The following table reconciles direct margin to segment operating income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands)	2025	2024	2024	2025	2024
NORTH AMERICA SOLUTIONS
Segment operating income	$151,943	$152,211	$147,224	$304,154	$291,623
Add back:
Depreciation and amortization	87,151	88,336	97,573	175,487	184,592
Research and development	9,502	9,441	12,972	18,943	21,695
Selling, general and administrative expense	15,484	15,810	13,682	31,294	29,573
Acquisition transaction costs	34	—	—	34	—
Asset impairment charge	1,507	—	—	1,507	—
Direct margin (Non-GAAP)	$265,621	$265,798	$271,451	$531,419	$527,483

INTERNATIONAL SOLUTIONS
Segment operating income (loss)	$(34,983)	$(14,484)	$4,070	$(49,467)	$11,354
Add back:
Depreciation and amortization	57,153	4,828	2,418	61,981	4,752
Selling, general and administrative expense	4,546	2,708	2,377	7,254	4,853
Acquisition transaction costs	210	—	—	210	—
Direct margin (Non-GAAP)	$26,926	$(6,948)	$8,865	$19,978	$20,959

OFFSHORE SOLUTIONS
Segment operating income	$17,375	$3,505	$78	$20,880	$3,130
Add back:
Depreciation and amortization	7,777	1,980	1,941	9,757	4,009
Selling, general and administrative expense	964	1,064	884	2,028	1,716
Acquisition transaction costs	60	—	—	60	—
Direct margin (Non-GAAP)	$26,176	$6,549	$2,903	$32,725	$8,855

News Release
May 7, 2025

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
Adjusted EBITDA and 'Select Items' are considered to be non-GAAP metrics. Adjusted EBITDA is defined as net income(loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. These metrics are included as supplemental disclosures as management uses them to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies.

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(in thousands)	2025	2024	2024	2025	2024
Net income	$1,654	$54,772	$84,831	$56,426	$180,004
Add back:
Net income attributable to non-controlling interest	1,332	—	—	1,332	—
Income tax expense	41,462	21,647	32,194	63,109	62,274
Other (income) expense
Interest and dividend income	(7,257)	(21,741)	(6,567)	(28,998)	(17,301)
Interest expense	28,338	22,298	4,261	50,636	8,633
(Gain) loss on investment securities	(27,788)	13,367	(3,747)	(14,421)	287
Foreign currency exchange loss	6,018	903	595	6,921	2,365
Other	(1,596)	(360)	(400)	(1,956)	143
Depreciation and amortization	157,657	99,080	104,545	256,737	198,536
Other (gain) loss on sale of assets	(884)	1,673	2,431	789	(12)
Excluding Select Items (Non-GAAP)
Research and development costs associated with an asset acquisition	—	—	3,840	—	3,840
Expenses related to transaction and integration costs	29,867	10,535	850	40,402	850
Gains related to an insurance claim	—	(2,366)	—	(2,366)	—
Impairment for fair market value adjustments to equipment held for sale	1,844	—	—	1,844	—
Change in actuarial assumptions on estimated liabilities	10,857	—	—	10,857	—
Adjusted EBITDA (Non-GAAP)	$241,504	$199,808	$222,833	$441,312	$439,619